UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 1, 2016

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2016, the Board of Directors appointed Mr. Nicholas Gallagher to the Company’s board of directors, effective immediately.

Mr. Gallagher obtained a Bachelor of Law degree from the University of Newcastle in the 1990’s and then became a qualified solicitor of the Supreme Court of England and Wales. In 2000, Mr. Gallagher co-founded Powerscourt Capital Partners, a niche investment firm that managed funds of high net worth individuals throughout Europe. After Powerscourt was acquired in 2004, Mr. Gallagher incorporated NGB Capital, where he continues to oversee personal and syndicated private equity investments throughout Europe and the United States. Mr. Gallagher is a shareholder of the Company whose beneficial ownership is reported on the Company’s Form 10-K for the year ended December 31, 2015 and in subsequent shareholder reporting with the Securities and Exchange Commission.

Item 7.01

Regulation FD Disclosure.

On November 1, 2016, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Mr. Gallagher to the Company’s board of directors. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release, dated November 1, 2016*

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: November 1, 2016	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer